Contacts:	Financial:	Press:
	Stephen Recht	Bridgette Thomas
	Chief Financial Officer	Senior Director of Corporate Communications
	650/610-5212	650/610-3519

SHUTTERFLY ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2006 FINANCIAL RESULTS

Fourth Consecutive Year of Profitable Growth

Fourth Quarter 2006:
•	Revenues $65.7 million, up 60% year-over-year
•	Orders up 45% year-over-year
•	Adjusted EBITDA[1]$22.9 million, up 102% year-over-year

Full Year 2006:
•	Revenues $123.4 million, up 47% year-over-year
•	Orders up 40% year-over year
•	Adjusted EBITDA $21.6 million up 47% year-over-year

REDWOOD CITY, Calif., Feb. 8, 2007 -- Shutterfly, Inc. (NASDAQ:SFLY), an Internet-based social expression and personal publishing service, today announced fourth quarter and full year 2006 financial results for the period ended December 31, 2006.

“We are extremely pleased with both the fourth quarter and full year results. Our record revenues, adjusted EBITDA, number of transacting customers and orders are more powerful proof of Shutterfly’s winning formula. We continue to grow both rapidly and profitably because of our premium brand, customer-centric approach, commitment to innovation across products, services, and technology, and our ability to out-execute the competition,” said president and chief executive officer Jeffrey Housenbold. “Our strong financial results and leading market position provide us with an excellent foundation for future growth.”

1 Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization, cumulative change in accounting principle, stock-based compensation, and a one-time, non-cash charitable contribution of $923,000 in third quarter 2006.

Fourth Quarter and Full Year 2006 Financial Highlights
•	Revenues:
•	Fourth quarter of 2006 were $65.7 million, an increase of 60% over the fourth quarter of 2005.
•	Full year 2006 were $123.4 million, an increase of 47% over full year 2005.
•	Twenty-fourth consecutive quarter of year-over-year organic revenue growth.
•	Personalized Products & Services Revenues[2]
•	Fourth quarter of 2006 increased to $40.0 million, up 72% from the fourth quarter of 2005.
•	Full year 2006 increased to $62.4 million, or 51% of total revenues.
•	Revenues from Existing Customers:
•	70% in the fourth quarter of 2006.
•	74% for full year 2006.
•	Total Operating Expenses:
•	Fourth quarter of 2006 were $20.7 million, as compared to $16.4 million for the fourth quarter of 2005.
•	Full year 2006 were $60.2 million, as compared to $42.1 million for full year 2005.
•	Adjusted EBITDA:
•	Fourth quarter of 2006 was $22.9 million, an increase of 102% over the fourth quarter of 2005.[3]
•	Full year 2006 was $21.6 million, an increase of 47% over full year 2005.[4]
•	GAAP Net Income:
•
Fourth quarter was $12.2 million, as compared to $31.5 million for the fourth quarter 2005. GAAP net income for the fourth quarter of 2005 included a $24.1 million non-cash tax benefit due to the release of net deferred tax valuation allowances.

•	Fourth quarter diluted GAAP net income per share was $0.50 based on 24.5 million weighted-average shares outstanding.

2 Personalized Products and Services revenues were previously referred to as “Non-print revenues” and include among other things, folded greeting cards, calendars, photobooks, and photo-based merchandizing.
3 Adjusted EBITDA for the fourth quarter 2006 consists of GAAP income from operations of $18.9 million, plus amortization of stock-based compensation of $748,000, plus $3.2 million of depreciation and amortization.
4 Adjusted EBITDA for 2006 consists of GAAP income from operations of $7.7 million, plus amortization of stock-based compensation of $2.3 million, plus a one-time $923,000 charge for a non-cash charitable contribution to Silicon Valley Community Foundation, a California non-profit public benefit corporation (to establish the Shutterfly Foundation), plus $10.7 million of depreciation and amortization.

•	Income before taxes and cumulative effect of change in accounting principle was $20.2 million for the fourth quarter, and increase of 171% compared to fourth quarter of 2005[5].
•	Full year 2006 GAAP net income was $5.8 million, as compared to $28.9 million for the full year 2005.
•	Income before taxes and cumulative effect of change in accounting principle was $9.7 million for the full year 2006, an increase of 120% compared to full year 2005[5].
•	The Company ended the fourth quarter of 2006 with $119.1 million in cash and cash equivalents.

Fourth Quarter and Full Year 2006 Operating Highlights
•	Fourth quarter 2006 orders totaled 1.8 million- up 45%, year-over-year.
•	Fourth quarter 2006 transacting customers totaled 955,104 - up 47%, year-over-year.
•	Average order size for the fourth quarter of 2006 was $35.72, up 10% from the fourth quarter of 2005.
•
Launched the first phase of the Shutterfly Personal Publishing Platform which includes an easy-to-use, drag and drop online experience and significantly expanded product offerings, including 70 pre-set style templates organized across popular “life occasions” such as Weddings, Travel, Birthdays and Class Year Books.

•	Introduced new square-format photo books with fully personalized photo covers to its existing award-winning Photo Book line.
•
Added Clifford the Big Red Dog®, Thomas the Tank Engine®, Angelina Ballerina® and Sesame Street® character-themed Photo Books and cards exclusively available at Shutterfly through partnerships with Scholastic and HIT Entertainment.

“Our strategy has been to grow revenues rapidly while maintaining annual profitability. In 2006, we delivered strong financial results representing our fourth consecutive year of profitable growth,” said Stephen Recht, chief financial officer of Shutterfly. “We plan to continue to invest in our infrastructure in order to capitalize on the momentum in our market.”

Business Outlook
The Company’s financial expectations for the first quarter of 2007 and the full year 2007 are as follows:

First Quarter 2007:
•	Revenues within the range of $23 million to $24 million, an increase of 37% to 42% as compared to the first quarter of 2006.
•	Gross margins within the range of 50% to 52%.

5 The Company believes that income before income taxes and cumulative effect of change in accounting principle provides a relevant year-over-year comparison as GAAP net income for fourth quarter 2005 and the full year 2005 was impacted by a $24.1 million non-cash tax benefit from the release of net deferred tax evaluation allowances.

•	Adjusted EBITDA to be a loss of $(1.0) million to $(1.5) million.
•	Effective tax rate to be approximately 42%.
•	Weighted average shares outstanding to be approximately 23.7 million for diluted EPS purposes.

Full Year 2007:
•	Revenues within the range of $160 million to $165 million, an increase of 30% to 34% as compared with full year 2006.
•	Gross margins within the range of 54% to 56%.
•	Adjusted EBITDA to range from 15% to 17% of revenues.
•	Capital expenditures to range from 16% to 18% of revenue and be between $25 million to $29 million.
•	Effective tax rate will be approximately 42%.
•	Weighted average shares outstanding to be approximately 26.6 million for diluted EPS purposes.

Fourth Quarter and Full Year 2006 Conference Call
Management will review the fourth quarter and full year 2006 financial results and its expectations for subsequent periods at a conference call on February 8, 2006 at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://shutterfly.com. In the Investor Relations area, found in the “About Us” section, click on the link provided for the webcast, or dial 913-981-4915. The webcast as well as a podcast will be archived and available at http://shutterfly.com/ or by calling 719-457-0820, Passcode: 4452835.

About Non-GAAP Financial Information
When used in connection with historical results and forward-looking guidance, the non-GAAP financial measure Adjusted EBITDA excludes non-cash charges consisting of a charitable contribution, amortization of stock-based compensation and depreciation and amortization. In addition, this release contains net income per share information that takes into account the conversion of all shares of the Company’s preferred stock into 13.9 million shares of common stock, which conversion occurred upon the completion of the Company’s initial public offering in October 2006, as if this conversion had occurred as of the beginning of the period.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures better reflect the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets and manage expenditures. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share prepared in accordance with GAAP.

About Shutterfly
Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos and to tell their stories in a creative and thoughtful manner. Shutterfly has more than one billion images stored in its digital archive. More information about Shutterfly (NASDAQ: SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  These forward-looking statements include all statements regarding the Company’s financial expectations for the first quarter of 2007 and the full year 2007 set forth under the caption “Business Outlook,” as well as statements regarding the Company’s continued investment in infrastructure. The Company’s actual results may differ materially from those anticipated in these forward-looking statements.  Factors that might contribute to such differences include, among others, our ability to expand our customer base; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to open our new manufacturing facility in Charlotte, N.C. in a timely manner; our management’s broad discretion regarding the spending of the net proceeds from our public offering; unforeseen changes in expense levels; competition, which could lead to pricing pressure; and general economic conditions.  For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” sections of the Company’s Form 10-Q for the quarter ended September 30, 2006, and the Company’s other filings, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

Shutterfly, Inc. Consolidated Condensed Statement of Operations (in thousands, except per share amounts) (Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
Net revenues	$41,021	$65,678	$83,902	$123,353
Cost of revenues (1)	16,882	26,071	36,941	55,442
Gross profit	24,139	39,607	46,961	67,911
Operating expenses (1):
Technology and development	4,378	5,875	13,152	19,087
Sales and marketing	6,342	8,345	15,252	21,940
General and administrative	5,665	6,461	13,657	19,216
	16,385	20,681	42,061	60,243
Income from operations	7,754	18,926	4,900	7,668
Interest expense	(183)	(57)	(367)	(266)
Other income (expense), net	(131)	1,308	(103)	2,322
Income before income taxes and cumulative effect
of change in accounting principle	7,440	20,177	4,430	9,724
Benefit (provision) for income taxes	24,060	(7,984)	24,060	(3,935)
Income before cumulative effect of change in accounting principle	31,500	12,193	28,490	5,789
Cumulative effect of change in accounting principle	-	-	442	-
Net income	$31,500	$12,193	$28,932	$5,789
Net income allocable to common stockholders	$6,372	$12,193	$4,720	$5,789

Net income per share:
Basic	$1.78	$0.53	$1.45	$0.67
Diluted	$1.23	$0.50	$1.02	$0.56
Weighted average shares outstanding:
Basic	3,576	22,819	3,255	8,622
Diluted	5,183	24,521	4,609	10,331

Pro forma net income per share:
Basic	$1.94	$0.52	$1.82	$0.30
Diluted	$1.77	$0.49	$1.68	$0.28
Pro forma weighted-average shares outstanding:
Basic	16,209	23,435	15,888	19,131
Diluted	17,817	25,137	17,242	20,841

(1) Stock-based compensation is allocated as follows:	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
	(in thousands)
Cost of revenues	$11	$34	$28	$96
Technology and development	197	263	826	736
Sales and marketing	75	163	239	521
General and administrative	1,219	288	2,217	947
	$1,502	$748	$3,310	$2,300

Shutterfly, Inc. Consolidated Condensed Balance Sheets (in thousands, except par value amounts) (Unaudited)
	December 31,	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$39,153	$119,051
Accounts receivable, net of allowance of $21 and $-	949	2,164
Inventories	1,077	2,493
Deferred tax asset, current portion	1,408	2,129
Prepaid expenses and other current assets	1,558	2,760
Total current assets	44,145	128,597
Property and equipment, net	20,761	30,919
Intangible assets, net	1,618	1,396
Deferred tax asset, net of current portion	22,655	18,760
Other assets	373	494
Total assets	$89,552	$180,166

Liabilities, Redeemable Convertible Preferred Stock
and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,871	$9,385
Accrued liabilities	11,520	8,757
Deferred revenue	4,564	6,278
Current portion of capital lease obligations	1,503	1,961
Total current liabilities	21,458	26,381
Other liabilities	523	660
Capital lease obligations, less current portion	3,646	1,742
Preferred stock warrant liability	1,535	-
Total liabilities	27,162	28,783
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value; 15,454 shares authorized at December 31, 2005, no shares authorized at December 31, 2006; 13,802 issued and outstanding at December 31, 2005, no shares issued and outstanding at December 31, 2006	89,652	-
Stockholders' equity (deficit)
Undesignated preferred stock, $0.0001 par value; no shares authorized at December 31, 2005; 5,000 shares authorized at December 31, 2006; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 38,251 shares authorized at
December 31, 2005 and 2006; 3,790 and 23,705 shares issued and outstanding at December 31, 2005 and December 31, 2006, respectively	-	2
Additional paid-in-capital	10,501	181,956
Accumulated other comprehensive income	-	(35)
Deferred stock-based compensation	(1,625)	(191)
Accumulated deficit	(36,138)	(30,349)
Total stockholders' equity (deficit)	(27,262)	151,383
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$89,522	$180,166

Shutterfly, Inc. Consolidated Condensed Statement of Cash Flows (in thousands) (Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
Cash flows from operating activities:
Net Income	$31,500	$12,193	$28,932	$5,789
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	2,064	3,225	6,522	10,747
Amortization of stock-based compensation, net of cancellations	1,502	748	3,310	2,300
Charitable contribution expense for shares issued to charitable foundation	-	-	-	923
Change in carrying value of preferred stock warrant liability	304	-	21	(88)
Loss/(gain) on disposal of inventory and property and equipment	178	1	207	(29)
Deferred income taxes	(23,698)	7,259	(23,833)	3,155
Changes in operating assets and liabilities
Inventories	(454)	(1,366)	(253)	(1,419)
Accounts receivable, net	(273)	(1,300)	(547)	(1,215)
Prepaid expenses and other current assets	71	166	(398)	(1,171)
Other assets	12	(20)	(40)	(122)
Accounts payable	1,125	6,179	(434)	5,514
Accrued and other liabilities	5,772	(2,313)	4,550	(2,614)
Deferred revenue	(28)	326	569	1,714
Net cash provided by operating activities	18,075	25,098	18,606	23,484

Cash flows from investing activities
Purchase of property and equipment	(3,154)	(4,150)	(10,858)	(20,681)
Other	-	-	245	-
Net cash used in investing activities	(3,154)	(4,150)	(10,613)	(20,681)

Cash flows from financing activities
Proceeds from IPO shares issued, net of issuance costs	-	80,154	-	78,468
Proceeds and repayment of capital lease obligations and notes payable, net	(3,681)	(241)	(2,571)	(1,445)
Proceeds from issuance of redeemable convertible
preferred stock, net of issuance costs	19,830	-	19,830	-
Other	127	19	120	72
Net cash provided by financing activities	16,276	79,932	17,379	77,095

Net increase in cash and cash equivalents	31,197	100,880	25,372	79,898
Cash and cash equivalents, beginning of period	7,956	18,171	13,781	39,153
Cash and cash equivalents, end of period	$39,153	$119,051	$39,153	$119,051

Selected supplemental non-cash investing and financing activities:
Additions to property and equipment acquired under capital lease obligations	$450	$-	$3,516	$-
Conversion of preferred stock	-	89,795	-	89,795

Shutterfly, Inc.

Non-GAAP Adjusted EBITDA Reconciliation:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006
Income from operations	$7,754	$18,926	$4,900	$7,668
Add back:
Depreciation and amortization	2,064	3,225	6,522	10,747
Stock-based compensation expense	1,502	748	3,310	2,300
Charitable contribution expense	-	-	-	923

Non-GAAP Adjusted EBITDA	$11,320	$22,899	$14,732	$21,638

Metrics:
	Three Months Ended			Year Ended
	December 31,			December 31,
	2005	2006		2005	2006
Customers	647,836	955,104		1,219,191	1,724,504

Orders	1,265,807	1,838,932		3,650,266	5,104,950

Average Order Size	$32.41	$35.72		$22.99	$24.16
		$35.31	*		$24.02	*

Average Orders per Customer	2x	2x		3x	3x

*Excludes $745,000 of revenue associated with recognition of expired prepaid print plans.